Exhibit 99.2

Breitburn Energy Partners Commences Chapter 11 Cases to
Facilitate Balance Sheet Restructuring

Secures $75 Million in Debtor-in-Possession Financing

Discussions Will Continue With Secured and Unsecured Creditors Regarding Terms of
Expedited Balance Sheet Restructuring

Operations to Continue as Usual During Restructuring Process

LOS ANGELES, May 15, 2016 - Breitburn Energy Partners LP (Breitburn) (NASDAQ: BBEP) today announced that it and certain of its affiliates filed voluntary petitions for relief under chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York (Chapter 11 Cases). Breitburn expects to continue its operations without interruption, and cash from its operations, cash on hand, and a $75 million debtor-in-possession financing facility (DIP Financing Facility) will provide Breitburn with more than adequate liquidity to fund its operations during the restructuring process. Breitburn’s DIP Financing Facility lenders have offered to arrange an additional $75 million of DIP financing at Breitburn’s request. The Chapter 11 Cases will facilitate the restructuring of Breitburn’s balance sheet.

During the last 30 days, Breitburn has been engaged in constructive discussions with its second lien noteholders and the advisors to its unsecured noteholders regarding the need for, sponsorship of, and terms of a balance sheet restructuring. Simultaneously, Breitburn has been engaged in constructive discussions with its revolving lenders regarding their support for emergence financing, as well as the treatment of Breitburn’s valuable hedging assets in conjunction with its emergence from the Chapter 11 Cases. Breitburn plans to utilize the Chapter 11 Cases to continue and complete these discussions with key stakeholders and evaluate other value-maximizing opportunities to facilitate an expedited balance sheet restructuring that will leave Breitburn as a stronger, deleveraged, and recapitalized enterprise.

Hal Washburn, Chief Executive Officer, said, “The prolonged decline in commodity prices that began in 2014 has placed significant financial stress on today’s oil and gas industry. Our long-lived, low-decline portfolio of diverse assets continues performing in line with our expectations, but the current outlook for commodity prices makes our existing debt burden unsustainable. Taking this action now gives us flexibility in maximizing the value of the ongoing business. By continuing the proactive approach we started 15 months ago and restructuring our balance sheet now, we expect to create a stronger and more financially sound company for the benefit of all our stakeholders. During the restructuring process, we will continue managing our business and operating our assets as we do today. Cash from our operations, cash on hand and cash available under the DIP Financing Facility will provide us with more than sufficient funds to operate our business during the restructuring process. We look forward to working with our service providers, suppliers, customers, vendors, and partners to ensure that Breitburn emerges from the restructuring process a stronger company.”

Breitburn has filed a variety of “first-day” motions with the court seeking, among other things, authority to maintain its existing cash management system, approval of the DIP Financing Facility, authority to make payments to royalty interest holders and with respect to its lease operating expenses, drilling and production costs, and other related operating costs, and other customary relief. When granted, such motions will assure Breitburn’s ability to maintain business-as-usual operations throughout the restructuring process.

Additional information, including court filings, regarding Breitburn’s restructuring is available at https://cases.primeclerk.com/breitburn or by contacting Breitburn’s proposed notice and claims agent at 855-851-7887 (for toll-free domestic calls) and 917-258-6103 (for tolled international calls) or by email at breitburninfo@primeclerk.com.

Weil, Gotshal & Manges LLP is serving as Breitburn’s legal advisor, Lazard Frères & Co. LLC is serving as investment banker, and Alvarez and Marsal North America, LLC is serving as financial advisor.

About Breitburn Energy Partners LP

Breitburn Energy Partners LP is a publicly traded independent oil and gas master limited partnership focused on the acquisition, development, and production of oil and gas properties throughout the United States. Breitburn’s producing and non-producing crude oil and natural gas reserves are located in Ark-La-Tex; the Midwest; the Permian Basin; the Mid-Continent; the Rockies; the Southeast; and California. See www.breitburn.com for more information.

Cautionary Statement Regarding Forward-Looking Information

This press release contains forward-looking statements that relate to future results and events that are not facts and constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on Breitburn’s current expectations, estimates and assumptions and, as such, involve certain risks and uncertainties. The ability of Breitburn to predict results or the actual effects of its plans and strategies is subject to inherent uncertainty. Actual results and events in future periods may differ materially from those expressed or implied by these forward-looking statements because of a number of risks, uncertainties and other factors. All statements other than statements of historical fact, including statements containing the words “intends,” “believes,” “expects,” “will,” and similar expressions, are statements that could be deemed to be forward-looking statements. In addition, the forward-looking statements represent Breitburn’s views as of the date as of which they were made. Breitburn anticipates that subsequent events and developments may cause its views to change. However, although Breitburn may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Breitburn’s views as of any date subsequent to the date hereof. Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in Breitburn’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which was filed with the Securities and Exchange Commission on February 26, 2016, under the headings “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Information,” as well as subsequent reports on Form 10-Q. Additional risks include, but are not limited to, those associated with Breitburn’s filing for relief under chapter 11 of the Bankruptcy Code.

Contacts:
Antonio D’Amico
Vice President, Investor Relations & Government Affairs
or
Jessica Tang
Investor Relations Manager
(213) 225-0390
BBEP-IR

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